DP

FILED
NOV 1 8 2005
STATE TREASURER

TITLE 14A:2-7 New Jersey Business Corporation Act

CERTIFICATE OF INCORPORATION
(For Use by Domestic Profit Corporations)

THIS IS TO CERTIFY THAT, there is hereby organized a corporation under and by virtue of the above noted Statute, of the New Jersey Statutes.

1. Name of Corporation: ATLANTIC FIRST HOLDINGS, INC.

2. Registered Agent: Corporation Service Company

3. Registered Office: 830 Bear Tavern Rd.
West Trenton, NJ 08628

4. The purpose(s) for which this corporation is organized is (are) to engage in any activity within the purpose for which corporations may be organized under N.J.S.A. 14A:1-1 et seq.

5. The aggregate number of shares which the corporation shall have the authority to issue are: 125,000,000 shares consisting of 100,000,000 common shares at .0001 par value and 25,000,000 preferred shares at .0001 par value.

6. Name and address of the director(s)

NAME	STREET ADDRESS	CITY	STATE ZIP
Randolph S Hudson	PO Box 202, Wyoming NY 14591		
Michael P Grande	448 Lyell Avenue, Rochester NY 14606		

7. Name and address of incorporator(s)

NAME	STREET ADDRESS	CITY	STATE ZIP
Michelle Disbrow	830 Bear Tavern Road, W. Trenton, NJ 08628		

8. The duration of the corporation is perpetual.

IN WITNESS WHEREOF, the individual Incorporator being over eighteen years of age has signed this Certificate this 18th day of November, A.D. 2005.

S1623942
J3062213

Michelle Disbrow
Incorporator

0100954664